Exhibit 10.1

SEVERANCE AGREEMENT AND RELEASE

This Severance Agreement and Release (this “Agreement”), dated as of the last date set forth on the signature page hereof but effective as of the Effective Date defined in Section 3 below, is hereby made and entered into by and between KushCo Holdings, Inc. (the “Company”) and Jim McCormick (“Executive”).

RECITALS

A.      Executive was employed by the Company and last held the position of Chief Operating Officer;

B.       Executive was an at-will employee at all times and his employment with the Company will end on February 28, 2019 (the “Termination Date”);

C.       Executive’s last day worked for the Company will be February 20, 2019 (the “Last Day Worked”), and Executive will have no work duties for the Company after the Last Day Worked through his Termination Date;

D.       Executive acknowledges the receipt of all wages, salary, bonuses, benefits, expense reimbursement or any other monies owed by the Company to Executive. Aside from the Severance Payments and Accrued Benefits described below, Executive acknowledges that Executive is not entitled to any additional future compensation from the Company;

E.       Executive acknowledges and agrees that he has not earned and is not entitled to any portion of any applicable 2019 bonus;

F.       Executive was awarded stock options pursuant to the Company’s 2016 Stock Incentive Plan (the “Plan”) on each of August 1, 2017 covering 600,000 shares of the Company’s common stock, November 14, 2017 covering 200,000 shares of the Company’s common stock, and April 5, 2018 covering 500,000 shares of the Company’s common stock (collectively, the “Options”) and such Options are currently outstanding pursuant to their original terms and conditions; and

G.       The Company has offered, and Executive has accepted, the Severance Payments as described below in exchange for a waiver and release of all claims and other provisions in this Agreement. This Agreement is therefore entered into by the Company and Executive to document the parties’ agreement regarding the terms of Executive’s separation from the Company.

NOW, THEREFORE, IN RELIANCE OF THE ABOVE RECITALS AND IN CONSIDERATION of the promises, covenants and agreements herein contained, the parties agree as follows:

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1.       General Release. In consideration of the Company’s payment to Executive of the Severance Payments as described in Section 2 the sufficiency for which is hereby acknowledged, Executive on Executive’s own behalf and on behalf of Executive’s dependents, heirs, successors and assigns, hereby releases and covenants not to sue the Company, or its subsidiaries, parents or affiliated entities (including but not limited to: KIM International Corporation, Kush Supply Co., LLC, KCH Energy, LLC, The Hybrid Creative LLC, Koleto LLC, Celeritas Industries, Inc. and KCH Distribution, Inc. (Canada)) or their respective past, present or future directors, officers, members, managers, owners, shareholders, partners, trustees, supervisors, employees, attorneys, consultants, receivers, insurers, and agents, and all persons acting by, through, under or in concert with any of them, and each of their respective heirs, predecessors, successors, and assigns (hereinafter collectively “Releasees”) from and for all rights, claims, liabilities, actions and suits of all kinds and descriptions that Executive may have against any or all Releasees arising on or prior to the date Executive signs this Agreement or arising out of Executive’s employment with the Company or the termination thereof (“Claim” or “Claims”), including, but not limited to, any claim for wages, bonus, incentive compensation, commissions, accrued vacation pay, sick leave, holiday pay, meal/rest periods, severance pay, overtime, penalties, any wage and/or hour violation, breach of contract, breach of quasi contract, breach of implied contract, entitlement under any leave laws, health or medical insurance, pension or retirement benefits, or any other employment benefits, any claim for employment discrimination, whether on the basis of race, age, sex, national origin, religion, sexual orientation, marital status, veterans status, disability, union membership, or any other protected basis, retaliation or harassment of any kind, wrongful termination, slander, defamation, invasion of privacy, or emotional distress. Without limiting the generality of the foregoing, Executive acknowledges and agrees that among the claims released are those arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Equal Pay Act, the Americans with Disabilities Act, the Employee Retirement and Income Security Act, the Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Genetic Information Non-Discrimination Act, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Credit Reporting Act, the False Claims Act, the Sarbanes-Oxley Act, the Uniformed Services Employment and Reemployment Rights Act, the Occupational and Safety Health Act, the California Fair Employment and Housing Act, the California Labor Code, the California Constitution, the California Family Rights Act, the California Business and Professions Code, the Texas Labor Code, including the Texas Payday Act, Chapters 21 and 451 of the Texas Labor Code, or any other claim based upon any federal, state, or local law or any alleged wrongful conduct or injury arising out of or in any way connected with any acts or omissions occurring on or prior to the date Executive signs this Agreement.

This general release and waiver of claims however excludes, and the Executive does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission, the California Department of Fair Employment and Housing, the Texas Workforce Commission, the Occupational Safety and Health Administration, and the Securities and Exchange Commission (“SEC”) or other similar federal or state administrative agencies, although the Executive waives any right to monetary relief related to such a charge or administrative complaint; provided, however, that nothing herein shall be construed to waive or limit Executive’s ability to receive any bounty or award for information provided to the SEC concerning suspected violations of law; (B) claims which cannot be waived by law; and (C) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements.

2.       Severance and Acknowledgment. Upon Executive’s execution of this Agreement and the return of all Company property referenced in Section 9 below, subject to Executive’s compliance with all of the terms of this Agreement, and further provided that Executive signs and does not revoke this Agreement pursuant to Section 3 below, in consideration of the promises made herein, Executive shall receive the following severance benefit(s) (the “Severance Payments”) within 30 days following the Effective Date, as defined below:

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a.       Six (6) months of the Executive’s current base salary equal to One Hundred Twenty-Five Thousand Dollars ($125,000.00) (less appropriate taxes and withholdings as authorized by law), payable in a lump sum; and

b.       An additional lump sum cash payment equal to $6,791.82 (less appropriate taxes and withholdings as authorized by law), which is intended to represent approximately six (6) months of what is charged to COBRA qualified beneficiaries for the same medical coverage options elected by Executive immediately prior to his Termination Date. For the avoidance of doubt, if Executive is eligible to elect, and timely elects COBRA, Executive is responsible for paying his COBRA premiums, on an after tax basis (and Executive may, if he so chooses, use these Severance Payments amounts to pay for such COBRA coverage).

Executive shall also be paid all earned and unpaid base wages and any accrued but unused vacation/PTO if any, through the Termination Date (“Accrued Benefits”). Executive understands that Executive is entitled to Executive’s Accrued Benefits regardless of whether Executive signs this Agreement.

Executive affirms and warrants that Executive has reported all hours worked and appropriately received all compensation, wages, overtime pay (if applicable), expense reimbursements, bonuses, commissions, incentive compensation, vacation pay/PTO, sick pay, meal and rest breaks, benefits and other payments to which Executive was entitled (hereinafter “Monies”), including, but not limited to, those under the Fair Labor Standards Act and any other federal, state, or local wage and hour law, regulation or ordinance. Except for the Severance Payments and Accrued Benefits set forth herein in this Section 2, Executive expressly acknowledges and agrees that the Company does not now owe and will not in the future owe Executive any additional Monies of any kind whatsoever. Executive further affirms and warrants that Executive has appropriately received any leave (paid and unpaid) to which Executive was entitled, including, but not limited to, leave under the Family and Medical Leave Act and any other federal, state, or local leave or disability accommodation law, regulation or ordinance. Executive further acknowledges and agrees that Executive shall not be entitled to and shall not seek any other benefits or Monies from the Company.

3.       ADEA/OWBPA. The general release contained herein specifically includes a waiver and release of all claims which Executive has or may have under the Age Discrimination in Employment Act, as amended, 29 U.S.C. Sections 621, et seq. (“ADEA”), based on Executive’s employment, the separation from that employment, or any event, transaction, occurrence, act or omission occurring on or before the date on which Executive executes this Agreement. To satisfy the requirements of the Older Workers’ Benefit Protection Act (“OWBPA”), 29 U.S.C. section 626(f), the parties agree as follows:

a.       Executive acknowledges that Executive has read and understands the terms of this Agreement.

b.       Executive acknowledges that Executive has been advised to consult with an attorney, if desired, concerning this Agreement and has received all advice Executive deems necessary concerning this Agreement.

c.       Executive acknowledges that Executive has twenty-one (21) days after Executive receives this Agreement to decide whether or not to sign this Agreement. Should Executive execute this Agreement in fewer than twenty-one (21) days, Executive does so with the express understanding that Executive has been given and declined the opportunity to consider the Agreement for a full twenty-one (21) days.

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d.       Executive acknowledges that Executive has seven (7) days after delivering to the Company an original of this Agreement signed by Executive to revoke this Agreement. Revocation may be made by delivering a written notice of revocation to:

Megan Sumpf

KushCo Holdings, Inc.

11598 Monarch Street

Garden Grove, CA 92841

This Agreement shall not become effective or enforceable until the revocation period has expired, which date of expiration shall be the “Effective Date” of this Agreement. In the event there is a dispute as to whether appropriate notice was timely received, all payments due under this Agreement will be stayed until that dispute is resolved, and it is determined that the notice was not timely received such that the Agreement was not revoked.

e.       The release contained herein does not waive any rights or claims that Executive may have under the ADEA which may arise after the date Executive signs this Agreement. Executive hereby acknowledges and agrees that Executive has read this Agreement in its entirety and understands all of its terms and that Executive is knowingly and voluntarily waiving and releasing Executive’s rights and claims only in exchange for consideration (something of value) in addition to anything of value to which Executive is already entitled. The Company and Executive agree that any changes made to the Agreement, whether material or immaterial, do not restart the running of the twenty-one (21) day period described above

4.       Civil Code Section 1542. It is understood and agreed that this is a full, complete and final general release of any and all claims described as aforesaid, and that Executive agrees that it shall apply to all unknown, unanticipated, unsuspected and undisclosed claims, demands, liabilities, actions or causes of action, in law, equity or otherwise, as well as those which are now known, anticipated, suspected or disclosed. This release includes a release under § 1542 of the Civil Code of the State of California. Section 1542 reads as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Executive hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the release granted in this Agreement.

5.       No Pending Claims. Executive acknowledges and agrees that Executive has no pending lawsuit, administrative charge, or complaint against the Company or any of the other Releasees, in any court or with any governmental agency. Executive also agrees that, to the extent permitted by law and subject to the provisions in Sections 2 and 17, Executive will not allow any lawsuit, administrative charge, or complaint to be pursued on Executive’s behalf. Executive further agrees that Executive will not participate, cooperate, or assist in any litigation against the Releasees in any manner, to the extent permitted by law and subject to the provisions in Sections 2 and 17. If lawfully subpoenaed by a court of this jurisdiction, Executive agrees to provide the Company written notice of such a subpoena within five days of receipt.

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6.       Confidential Information. Executive acknowledges that Executive has acquired information, in the course of Executive’s employment with the Company, regarding the Releasees, which constitutes Confidential Information (as defined below), and which is and remains the exclusive property of the Releasees. Executive acknowledges that this Confidential Information could be used to the detriment of the Releasees. Therefore, Executive agrees that, subject to the exceptions stated in Section 17, and except as required by law, Executive shall not divulge to any other person, firm, corporation or legal entity, any Confidential Information or trade secret of any Releasee. The term “Confidential Information” as used herein, means all information or material not generally known by the public which: (a) gives any Releasee some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of any Releasee; and (b) is owned by any Releasee or in which any Releasee has an interest; and (c) is either marked “Confidential Information,” “Proprietary Information” or with other similar marking, is known by Executive to be considered confidential and proprietary by any Releasee, or from all the relevant circumstances should reasonably be assumed by Executive to be confidential and proprietary to any Releasee. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know how, processes, formulas, models, flow charts, products in various stages of development, source codes, object codes, research and development procedures, research or development and test results, marketing techniques and materials, marketing and development plans, price lists, tax information (including, without limitation, tax strategies, tax planning, tax structuring and tax returns), Company strategies, Company structuring, inter-Company relations and agreements, pricing policies, billing practices, business plans, information and lists relating to potential or actual clients, customers’ identities, characteristics and agreements, insurance information, risk management information, human resources and personnel information, financial information and projections, legal department information, audit information, trust information, income information and employee files. Confidential Information also includes any confidential, non-public information described above which any Releasee obtains from another party and treats as proprietary or designates as Confidential Information, whether or not owned or developed by such Releasee. Executive acknowledges that, notwithstanding this Agreement, Executive shall continue to be bound by the covenants and other provisions of the Employee Non-Disclosure and Invention Assignment Agreement which Executive entered into during Executive’s employment with the Company.

7.       Confidentiality. The terms of the Agreement shall be confidential, subject to the exceptions stated in Section 17. Accordingly, Executive agrees to not make any public statement about, not disclose to any third party, the fact of, or contents or terms of this Agreement, unless necessary to implement or enforce its terms, or to seek tax or legal advice regarding this Agreement. Executive will not disclose information about this Agreement to Executive’s spouse or Executive’s financial, tax and legal advisors, until they have first been advised of this confidentiality provision. Specifically, Executive will not disclose any information about this Agreement, or the Severance Payments made pursuant to this Agreement, to any current or former employee of the Company. In the event that Executive’s attorney, financial or tax advisor, or spouse engages in conduct that would breach this section, such conduct shall constitute a breach of this section just as if Executive had engaged in such conduct. Executive understands and agrees that any disclosures in violation of this section shall constitute and be treated as a material breach of this Agreement.

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8.       Additional Benefit. Executive represents and agrees that the Company’s payment of the Severance Payments described above is not required by any agreement or by any of the Company’s policies or procedures or by any act or omission by the Company or any Releasee, or any of them. Executive understands that the Severance Payments are an additional benefit for which Executive is not eligible unless Executive elects to sign this Agreement.

9.       Return of Company Property. Executive represents and warrants that Executive will return to the Company any and all of the Company’s equipment, cellular telephone, iPhone/blackberry, tablets, laptop computers, hand-held electronic devices, files, documents, and other materials which were given to Executive by the Company for Executive’s use during Executive’s employment or which are otherwise in Executive’s possession, custody or control on the Termination Date, including, without limitation, all corporate credit cards, employee identification badges, and all building keys and access cards, in each case, in the same condition as such materials were in when given to Executive by the Company (normal wear and tear excepted). Executive will also provide the Company with the location of any security information which Executive used in connection with Executive’s employment. Executive also agrees to promptly return any subsequently discovered Company property. After Executive returns his Company laptop, the Company will wipe and/or remove any Company information from it and give back it to Executive for his personal use.

10.       No Disparagement; Social Media. To the fullest extent permitted by law, and subject to the exceptions stated in Section 17, Executive agrees that, from and after the date Executive signs this Agreement, Executive will not disparage or publish or disseminate information, whether oral or written (which includes, but is not limited to, statements made directly, indirectly or through any third person on or through any online, social media, electronic, digital or other media), that is derogatory in any manner to any Releasee or its business or his/her personal reputation, whether such information was acquired before, during or after Executive’s employment with the Company. In addition, on the Termination Date, Executive agrees to update his profile on social media websites (such as LinkedIn) to reflect that Executive is no longer an employee of the Company.

11.       Confirmation. Subject to the exceptions stated in Section 17, Executive represents and warrants that Executive is not aware, to the best of Executive’s knowledge, of any conduct on Executive’s part or on the part of another Company employee that violated the law or otherwise exposed the Company to any liability, whether criminal or civil, whether to any government, individual or other entity, and that Executive is not aware of any material violations by the Company and/or its employees, officers, directors and agents of any statute, regulation or other rules that have not been addressed by Company through appropriate compliance and/or corrective action. Further, Executive represents and warrants that Executive has not suffered any sexual harassment or sexual abuse in connection with Executive’s employment by the Company, or by any officer, manager, employee, agent, customer or supplier of the Company; that Executive is not currently aware of any facts or circumstances that would give rise to a sexual harassment or sexual abuse claim against the Company and/or any of the Releasees; and that this Agreement and the Severance Payments are not a settlement or payment related to a sexual harassment or sexual abuse claim.

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12.       Reference. Executive agrees that any request for a reference from a prospective employer shall be directed to the Company’s Human Resources Department. The Company agrees that in response to any inquiry from a prospective employer, the Company shall make no comment other than to confirm dates of employment and last position held. The Company may provide, at its sole discretion, a recommendation upon written request by Executive.

13.       Cooperation. In the event that the Company or any of its affiliates becomes involved in any civil or criminal litigation, administrative proceeding or governmental investigation, Executive shall, upon request, provide reasonable cooperation and assistance to the Company, including without limitation, furnishing relevant information, attending meetings and providing statements and testimony. The Company will reimburse Executive for all reasonable and necessary expenses Executive incurs in complying with this Section 13. If necessary for any employer of Executive, the Company will provide Executive with a proper subpoena in order to obtain Executive’s reasonable cooperation with and assistance to the Company.

14.       No Admission. Executive acknowledges that neither this Agreement nor anything contained herein shall be admissible in any proceeding as evidence of or an admission by the Company of any wrongdoing or violation of its policies and procedures, or of any law or regulation. Notwithstanding the foregoing, this Agreement may be introduced into a proceeding solely for the purpose of enforcing this Agreement.

15.       Dispute Resolution. Any disagreement, controversy, claim, action, proceeding or dispute between Executive and any Releasee, brought to interpret or enforce the provisions of this Agreement, shall be resolved by way of final binding arbitration. The parties will exercise their best efforts to mutually agree upon the selection of an arbitrator. If no such agreement can be reached, then a third-party provider will be contacted for the purpose of securing an arbitrator. The arbitrator selected shall be a retired judge or attorney with substantial experience in the subject matter of the dispute. The prevailing party or parties shall recover his, her or its reasonable attorneys’ fees and costs.

16.       Unemployment and Disability. The releases set forth in Sections 1 and 3 do not include any claims for state or federal unemployment or disability compensation to which Executive may be entitled under the law or Executive’s rights to continuation coverage under the Company’s group health plan which, if applicable, will be offered in accordance with the provisions of COBRA or other applicable law.

17.       No Prohibition. Executive is hereby advised, and by Executive’s signature below, Executive acknowledges that, nothing in this Agreement or in any agreement between Executive and the Company prohibits or limits Executive (or Executive’s attorney) from initiating communications directly with, responding to any inquiry from, volunteering information to, or providing testimony before, the Securities and Exchange Commission, the Department of Justice, the Financial Industry Regulatory Authority Inc., or any other self-regulatory Company, governmental, law enforcement, or regulatory authority, regarding this Agreement and its underlying facts and circumstances, or any reporting of, investigation into, or proceeding regarding suspected violations of law, and that Executive is not required to advise or seek permission from the Company before engaging in any such activity. Executive further recognizes that, in connection with any such activity, Executive must inform such authority of the confidential nature of any confidential information that Executive provides, provided, further, that Executive is not permitted to reveal any information that is protected by the attorney-client privilege or attorney-work product protection or any other privilege belonging to the Company. Furthermore, nothing contained in this Agreement is intended to prohibit or restrict Executive in any way from making any disclosure of information required by law. Additionally, Executive understands and acknowledges that Executive is hereby notified that, under the Defend Trade Secrets Act (specifically, 18 USC §1833), Executive cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law. Executive also understands that Executive may not be held so liable for disclosures made in a complaint or other document filed in a lawsuit or other proceeding, if that filing is made under seal.

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18.       Choice of Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California, without regard to its conflicts of law provisions.

19.       No Assignment. Executive represents and agrees that Executive has not heretofore assigned or transferred, or purported to have assigned or transferred, to any person whomsoever, any Claim or portion thereof or interest therein, and Executive agrees to indemnify, defend and hold harmless each and all of the Releasees against any and all Claims based on, arising out of, or in connection with any such transfer or assignment, or purported transfer or assignment, of any Claims or any portion thereof or interest therein.

20.       Binding. This Agreement shall be binding upon Executive and Executive’s heirs, representatives, executors, administrators, successors and assigns, and shall inure to the benefit of each and all of the Releasees, and to their heirs, representatives, executors, administrators, successors and assigns.

21.       Severability. Should any part, term or provision of this Agreement, with the exception of the releases embodied in Sections 1 and 3, be declared or determined by any Court or other tribunal of appropriate jurisdiction to be invalid or unenforceable, any such invalid or unenforceable part, term or provision shall be deemed stricken and severed from this Agreement and any and all of the other terms of the Agreement shall remain in full force and effect to the fullest extent permitted by law. The releases embodied in Sections 1 and 3 are the essence of this Agreement and should Sections 1 or 3 be deemed invalid or unenforceable, this Agreement may be declared null and void by the Company and any consideration received under this Agreement shall be returned to the Company.

22.       Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding between the parties and supersedes all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. The Company has made no promises to Executive other than those contained in this Agreement. This Agreement may not be modified, or any provision waived, except by a signed written agreement of the affected parties. Notwithstanding the foregoing, the continuing obligations contained in any confidential information and/or privacy agreement, shall remain in full force and effect whether or not Executive executes this Agreement.

23.       No Presumption against Drafter. Executive agrees that this Agreement has been negotiated and that no provision contained herein shall be interpreted against any party because that party drafted the provision.

24.       No Reemployment. Executive understands and agrees that Executive’s employment with the Company has terminated, that Executive will not be reemployed by the Company or any parent, subsidiary, or sister of the Company or any entity that is owned or operated by the Company or any of its parent, subsidiary or sister companies, and that Executive will not apply for or otherwise seek employment with such entities, at any time. Executive understands and agrees that this provision is not evidence of retaliation, but is a material term of this Agreement.

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25.       Acknowledgment. Executive acknowledges and affirms that Executive has no known workplace injuries or occupational diseases for which Executive has not already filed a claim.

26.       Breach of Post-Termination Obligations. If the Executive breaches any terms of this Agreement or the post-termination obligations referenced in it, to the extent authorized by California law, the Executive will be responsible for payment of all reasonable attorneys' fees and costs that the Company incurred in the course of enforcing the terms of the Agreement, including demonstrating the existence of a breach and any other contract enforcement efforts, provided, however, that this provision shall not apply to any action by Executive challenging the validity of this Agreement pursuant to the Older Workers Benefit Protection Act.

27.       Signatories’ Authority. Each of the individuals signing this Agreement represents and warrants to the others that he or she has the right, power and authority to sign this Agreement on his or her behalf, or on behalf of the Company or other business entity for which he or she has signed, as the case may be, and to sign all other documents and perform all other acts as may be necessary in relation to this Agreement.

28.       Capacity. Executive represents and warrants that in negotiating and executing this Agreement, Executive is not, and has not been, under the influence of any drugs, medications or other substances which might in any way impair Executive’s judgment or ability to understand the terms of this Agreement.

29.       Further Documents and Acts. Each of the parties will cooperate in good faith with each other, and execute and deliver such further documents and perform such other acts as may be reasonably necessary or appropriate to consummate and carry into effect the transactions contemplated by this Agreement.

30.       No Reliance. Executive represents and acknowledges that in executing this Agreement Executive does not rely upon, and has not relied upon, any representation or statement not set forth herein made by any Releasee or by their agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

31.       Interpretation. The language in all parts of this Agreement will be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the paragraphs of this Agreement are for the convenience only and will not affect the construction or interpretation of any of the provisions herein.

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32.       Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute, shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A. Notwithstanding any other provision of this Agreement to the contrary, neither the time nor schedule of any payment under this Agreement may be accelerated or subject to further deferral except as permitted by Section 409A and the applicable regulations. Executive does not have any right to make any election regarding the time or form of any payment due under this Agreement. If the Severance Benefits described in Section 2 are subject to Section 409A, and if Executive is a “specified employee” as defined in Treasury Regulation Section 1.409A-1(i)(1) on the date of Executive’s termination of employment, such payments shall not begin until the first day of the seventh month following Executive’s “separation from service” as defined in Treasury Regulation Section 1.409A-1(h) (applying the default rules of Treasury Regulation Section 1.409A-1(h)).

33.       Costs. Each of the parties to this Agreement will pay his, her, or its own costs and expenses, if any, relative to the negotiation and preparation of this Agreement.

34.       Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one original Agreement, and it may be executed by a signature transmitted via facsimile or email transmission.

35.       Certification. Executive certifies that Executive has received any advice of counsel Executive deems necessary regarding this Agreement and has read and understands all of this Agreement and freely, voluntarily and knowingly entered into this Agreement, having full knowledge and understanding of its contents, its effect, and the rights Executive may be waiving.

36.       Deadline. Executive has until 5:00 p.m. on March 11, 2019 to sign and return this Agreement to:

Megan Sumpf

KushCo Holdings, Inc.

11598 Monarch Street

Garden Grove, CA 92841

megan.sumpf@kushco.com

If the signed Agreement is not returned by that date, the offer is rescinded.

37.       Treatment of Options. For the avoidance of doubt, nothing in this Agreement is intended to alter, modify, or amend the terms and conditions of the Options, which means that the Options shall continue to be governed by the terms and conditions of the Plan and the applicable Grant Notice and Option Agreement, including, without limitation, that the Executive may, within 60 days following the Termination Date, exercise the Options (to the extent vested) by net exercise if the Company has established procedures for net exercise transactions.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date written below.

PLEASE READ CAREFULLY. THIS SEVERANCE AGREEMENT AND RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS Agreement INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EXECUTIVE HAS OR MIGHT HAVE AGAINST RELEASEES.

By signing this Agreement before the 21-day period described above in Section 3(C). expires, Executive waives Executive’s right under the ADEA to twenty-one (21) days to consider the terms of this Agreement. In any case, however, Executive retains the right to revoke this Agreement within seven (7) days, as described above in Section 3(D).

Kushco holdings, inc.

/s/ Jim McCormick	By:	/s/ Chris Tedford
Jim McCormick	Name:	Chris Tedford
	Its:	CFO

DATE: 2/21/19	DATE: 2/22/19

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